UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CORELOGIC, INC.

(Name of Registrant as Specified In Its Charter)

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CoreLogic Issues Statement on Senator and Cannae’s Request For Due Diligence

IRVINE, Calif., July 20, 2020 — CoreLogic® (NYSE: CLGX), a leading global property data and analytics-driven solutions provider, today issued the following statement in response to a request for due diligence by Senator Investment Group LP and Cannae Holdings Inc.:

“The CoreLogic Board will not provide non-public information to Senator and Cannae unless they first raise their offer to a level that provides appropriate value to our shareholders — reflecting our strong multi-year outlook recently disclosed to all shareholders. Granting diligence for an offer that significantly undervalues CoreLogic is not in the best interests of other shareholders. We have provided and will continue to provide significant transparency into our business and our prospects so all shareholders can fully appreciate CoreLogic’s substantial value-creation potential. We are confident Cannae’s multiple, existing positions in large real estate data, technology and services companies enable it and Senator to evaluate our detailed publicly available information to update and refine their views of CoreLogic’s value if they so choose. We will provide further information to the market with our second quarter earnings.”

About CoreLogic

CoreLogic (NYSE: CLGX), the leading provider of property insights and solutions, promotes a healthy housing market and thriving communities. Through its enhanced property data solutions, services and technologies, CoreLogic enables real estate professionals, financial institutions, insurance carriers, government agencies and other housing market participants to help millions of people find, buy and protect their homes. For more information, please visit www.corelogic.com.

CORELOGIC and the CoreLogic logo are trademarks of CoreLogic, Inc. and/or its subsidiaries. All other trademarks are the property of their respective owners.

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Safe Harbor/Forward-Looking Statements

Certain statements made in this press release are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to CoreLogic, Inc.’s (“CoreLogic”, the “Company” or “us”) expected financial results; overall mortgage market volumes; market opportunities; shareholder value creation; statements regarding our strategic plans or growth strategy; and the near and long-term consequences of the unsolicited proposal we received from Cannae Holdings, Inc. (“Cannae”) and Senator Investment Group, LP (“Senator”) on June 26, 2020 (the “Unsolicited Proposal”). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include the risks and uncertainties set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K, as such risk factors may be amended, supplemented, or superseded from time to time by other reports we file with the SEC. These risks and uncertainties include but are not limited to: any potential developments related to the Unsolicited Proposal; any impact resulting from COVID-19; our ability to protect our information systems against data corruption, cyber-based attacks or network security breaches; limitations on access to or increase in prices for data from external sources, including government and public record sources; systems interruptions that may impair the delivery of our products and services; changes in applicable government legislation, regulations and the level of regulatory scrutiny affecting our customers or us, including with respect to consumer financial services and the use of public records and consumer data; difficult conditions in the mortgage and consumer lending industries and the economy generally; risks related to the outsourcing of services and international operations; our ability to realize the anticipated benefits of certain acquisitions and/or divestitures and the timing thereof; impairments in our goodwill or other intangible assets; and our ability to generate sufficient cash to service our debt. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Important Additional Information and Where to Find It

In the event that Senator and Cannae file a consent solicitation statement or a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with a solicitation to, among other things, possibly remove directors in furtherance of the Unsolicited Proposal (the “Solicitation”), the Company plans to file a proxy statement or a consent revocation statement, as applicable (each, a “Solicitation Statement”), with the SEC, together with a WHITE proxy card or consent revocation card, as applicable. SHAREHOLDERS ARE URGED TO READ THE APPLICABLE SOLICITATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain, free of charge, copies of the Solicitation Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card or consent revocation card, as applicable) when filed by the Company with the SEC in connection with the Solicitation at the SEC’s website (http://www.sec.gov), at the Company’s website (https://investor.corelogic.com), or by contacting Innisfree M&A Incorporated by phone toll-free at (877) 750-9498 (from the U.S. and Canada) or +1 (412) 232-3651 (from other locations), or by mail at Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York, 10022.

Participants in the Solicitation

The Company, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Solicitation. Additional information regarding the identity of these potential participants, none of whom owns in excess of one percent (1%) of the Company’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the applicable Solicitation Statement and other materials to be filed with the SEC in connection with the Solicitation. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2020 annual meeting of shareholders (the “2020 Proxy Statement”), filed with the SEC on March 19, 2020. To the extent holdings of the Company’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2020 Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

Contacts

Investors:

Dan Smith

703-610-5410

danlsmith@corelogic.com

Media:

Sard Verbinnen & Co.

George Sard/Jim Barron/Robin Weinberg

CoreLogic-SVC@SARDVERB.com